UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

GEOSPACE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-13601

Texas	76-0447780
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7007 Pinemont Drive, Houston, TX 77040

(Address of principal executive offices, including zip code)

(713) 986-4444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (“Annual Meeting”) of Geospace Technologies Corporation (the “Company”) was held on February 4, 2016 in Houston, Texas. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as follows:

Proposal 1:

Mr. Edgar R. Giesinger, Mr. William H. Moody and Mr. Gary D. Owens were elected as directors to serve for a three-year term expiring in 2019 and Mr. Walter Wheeler was elected as a director to serve for a one-year term expiring in 2017. The voting details are as follows:

	For	Withheld Authority	Non Vote
Edgar R. Giesinger	9,977,943	178,921	1,545,817
William H. Moody	9,063,460	1,093,404	1,545,817
Gary D. Owens	9,127,733	1,029,131	1,545,817
Walter R. Wheeler	9,955,256	201,608	1,545,817

Proposal 2:

Proposal 2 was a proposal to ratify the appointment by the audit committee of the board of directors of BDO USA, LLP, independent public accountants, as auditors for the year ending September 30, 2016. This proposal was approved and the voting details are as follows:

For	Against	Abstain
11,592,593	106,445	3,643

Proposal 3:

Proposal 3 was a proposal to hold an advisory vote on executive compensation, as described in the proxy materials. This proposal was approved and the voting details are as follows:

For	Against	Abstain	Non Vote
9,764,754	372,815	19,295	1,545,817

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION

Date: February 5, 2016
	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President, Chief Financial Officer and Secretary